Exhibit 10.28


              ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT


           This Accounts Receivable Financing Modification Agreement is entered into as of October 31, 2000, by and between GIGA INFORMATION GROUP, INC. (the "Borrower") whose address is 139 Main Street, Cambridge, MA 02142 and Silicon Valley Bank ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Accounts Receivable Financing Agreement, dated April 7, 2000 by and between Borrower and Bank, as may be amended from time to time, (the "Accounts Receivable Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness" and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the "Existing Documents."

2. DESCRIPTION OF CHANCE IN TERMS.

         A. Modification(s) to Accounts Receivable Financing Agreement, effective as of the date first written above:

                  The defined term "Adjusted Quick Ratio" is hereby amended to read as follows:

                  "Adjusted Quick Ratio". A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.00.

                  The defined term "Deferred Maintenance Revenue" is hereby deleted and replaced with the following:

                  "Deferred Revenue" is all amounts received in advance of performance under contract and not yet recognized as revenue.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes as described above.

4. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.



This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.

BORROWER:                                          BANK:

GIGA INFORMATION GROUP, INC.                       SILICON VALLEY BANK

By:    /s/ V M Lynch                               By:   /s/ Mike Field
     --------------------------------                   -----------------------
Name:  Victoria M Lynch                            Name: Mike Field
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Title:  VP & Controller                            Title: SVP
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